UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022

BETTER FOR YOU WELLNESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	87-2903933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1349 East Broad Street
 Columbus, Ohio, United States 43205
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: +1 (614) 368-9898

Not Applicable
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

"We", "Us", "The Issuer" and or "the Company" refer to Better For You Wellness, Inc., a Nevada Company.

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2022, Better For You Wellness, Inc., a Nevada corporation (the "Company"), entered into a Standby Equity Commitment Agreement, dated April 11, 2022 (the "SECA") with MacRab LLC, a Florida limited liability company (the "Investor"). The SECA provides the Company with an option to sell up to $5,000,000 worth of the Company's common stock, par value $0.0001 (the "Common Stock"), to the Investor, in increments, over the period ending twenty-four (24) months after the date the Registration Statement (as defined below) is deemed effective by the U.S. Securities and Exchange Commission, pursuant to the terms and conditions contained in the SECA. The purchase price per share, for each respective put under the SECA, is equal to 90% of the average of the two (2) lowest volume weighted average prices of the Common Stock during the six (6) trading days following the clearing date associated with the respective put under the SECA. Additionally, we issued a common stock purchase warrant for the purchase of 1,785,714 shares of our common stock (the "Warrant") to Investor as a commitment fee in connection with the execution of the SECA.

On April 18, 2022, the Company also entered into a registration rights agreement, dated April 11, 2022 with the Investor (the "RRA"), which requires the Company to file a registration statement (the "Registration Statement") providing for the registration of the Common Stock issuable to Investor under the SECA and Warrant, and the subsequent resale by Investor of such Common Stock.

JH Darbie & Co., Inc. ("JH Darbie") and the Company are parties to a Placement Agent Agreement dated April 13, 2022, entered into April 15, 2022 (the "Placement Agreement") pursuant to which JH Darbie would possibly participate as a sales agent in the private placement of a $5,000,000 Equity Line of Credit. Pursuant to the Placement Agreement, as compensation for the services rendered by JH Darbie, the Company will pay to Darbie a fee equal to 3% of the gross proceeds raised from the sale of the Securities to customers of Darbie, including all amounts placed in an escrow account or payable in the future and all amounts paid or payable upon exercise, conversion or exchange of such securities received or receivable directly by the Company in any placement of the Company's securities directly or indirectly resulting from Darbie's introductions to prospective investors. Such consideration paid in cash shall be paid directly to Darbie out of escrow, as and when such consideration is paid to the Company.

The foregoing descriptions of the SECA, RRA, and Warrant do not purport to be complete and are qualified in its entirety by reference to the full text of the SECA, RRA, Warrant, and Placement Agreement, copies of the forms of which are filed hereto as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Shares was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Shares by the Company; (d) the Shares were not broken down into smaller denominations; (e) the negotiations for the issuance of the Shares took place directly between the individual and the Company; and (f) the recipient of the Shares is an accredited investor.

Item 7.01. Regulation FD Disclosure.

On April 20, 2022, we issued a press release relating to, amongst other things, the information and events disclosed within this Form 8-K. A copy of the Company's press release is furnished as Exhibit 99.1 to this Report.

The information in this Item 7.01, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

10.1	Form of Standby Equity Commitment Agreement by and between the Company and the Investor
10.2	Form of Registration Rights Agreement by and between the Company and the Investor
10.3	Form of Common Stock Purchase Warrant
10.4	Form of Placement Agreement by and between the Company and JH Darbie
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Portions of this report may constitute "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: April 20, 2022	/s/ Ian James
Ian James Chief Executive Officer